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                                                                    Exhibit 23.2
                         INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of K-Tron International, Inc. and subsidiaries on Form S-3 of our reports dated March 11, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of K-Tron International, Inc. and subsidiaries for the year ended December 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

September 10, 1996